                                                                      EXHIBIT 14



                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                   DATED AS OF


                                NOVEMBER 14, 2000


                                      AMONG


                            AMERADA HESS CORPORATION,


                            THE LENDERS PARTY HERETO,

                                       AND


                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
      AS JOINT BOOK RUNNER, JOINT LEAD ARRANGER AND SOLE SYNDICATION AGENT

                             CHASE SECURITIES INC.,
                  AS JOINT BOOK RUNNER AND JOINT LEAD ARRANGER

                                       AND

                            THE CHASE MANHATTAN BANK,
                             AS ADMINISTRATIVE AGENT




                    $1,000,000,000 REVOLVING CREDIT FACILITY

                                  "FACILITY A"

                                TABLE OF CONTENTS
ARTICLE I  Definitions.........................................................1
         SECTION 1.01.  Defined Terms..........................................1
         SECTION 1.02.  Classification of Loans and Borrowings................19
         SECTION 1.03.  Terms Generally.......................................19
         SECTION 1.04.  Accounting Terms; GAAP................................20

ARTICLE II  The Credits.......................................................20
         SECTION 2.01.  Commitments...........................................20
         SECTION 2.02.  Loans and Borrowings..................................21
         SECTION 2.03.  Requests for Revolving Borrowings.....................21
         SECTION 2.04  Bid Procedure for Competitive Loans....................22
         SECTION 2.05.  Funding of Borrowings.................................24
         SECTION 2.06.  Interest Elections....................................25
         SECTION 2.07.  Termination and Reduction of Commitments..............26
         SECTION 2.08.  Repayment of Loans; Evidence of Debt..................27
         SECTION 2.09.  Prepayment of Loans...................................28
         SECTION 2.10.  Fees..................................................28
         SECTION 2.11.  Interest..............................................29
         SECTION 2.12.  Alternate Rate of Interest............................30
         SECTION 2.13.  Increased Costs.......................................30
         SECTION 2.14.  Break Funding Payments................................32
         SECTION 2.15.  Taxes.................................................32
         SECTION 2.16.  Payments Generally; Pro Rata Treatment;
                         Sharing of Set-offs..................................33
         SECTION 2.17.  Mitigation Obligations; Replacement of Lenders........34

ARTICLE III  Representations and Warranties...................................35
         SECTION 3.01.  Corporate Existence and Power; Compliance with Law....36
         SECTION 3.02.  Corporate Authority...................................36
         SECTION 3.03.  Enforceability........................................36
         SECTION 3.04.  Financial Condition...................................36
         SECTION 3.05.  Litigation............................................37
         SECTION 3.06.  ERISA.................................................37
         SECTION 3.07.  Environmental Matters.................................37
         SECTION 3.08.  Federal Regulations...................................37
         SECTION 3.09.  Investment and Holding Company Status.................37
         SECTION 3.10.  Scheduled Debt and Scheduled Target Liens.............37

ARTICLE IV  Conditions........................................................38
         SECTION 4.01.   A.  Conditions to Amended and
                               Restated Effective Date........................38
         SECTION 4.01.   B.  Announcement Date and Effectiveness of
                               Commitments ...................................39
         SECTION 4.02.  Conditions to Closing.................................40
         SECTION 4.03.  Conditions to Offer Borrowings........................41
         SECTION 4.04.    Conditions to All Other Borrowings..................42

ARTICLE V  Affirmative Covenants..............................................42
         SECTION 5.01.  Financial Statements and Other Information............43
         SECTION 5.02.  Notices of Material Events............................44
         SECTION 5.03.  Existence; Conduct of Business........................44
         SECTION 5.04.  Compliance with Contractual Obligations...............44
         SECTION 5.05.  Insurance.............................................44
         SECTION 5.06.  Compliance with Laws..................................45
         SECTION 5.07.  Use of Proceeds.......................................45
         SECTION 5.08.  Offer.................................................45
         SECTION 5.09.  Financial Assistance..................................47

ARTICLE VI  Negative Covenants................................................47
         SECTION 6.01.  Financial Covenant....................................47
         SECTION 6.02.  Liens.................................................47
         SECTION 6.03.  Fundamental Changes...................................48
         SECTION 6.04.   Restrictive Agreements...............................49
         SECTION 6.05.  Future Subsidiary Guaranties..........................49
         SECTION 6.06.  Company Subsidiary Debt Ratio.........................49
         SECTION 6.07.  Existing Credit Agreement.............................49

ARTICLE VII  Events of Default................................................49

ARTICLE VIII  The Administrative Agent........................................53

ARTICLE IX  Miscellaneous.....................................................55
         SECTION 9.01.  Notices...............................................55
         SECTION 9.02.  Waivers: Amendments...................................55
         SECTION 9.03.  Expenses; Indemnity: Damage Waiver....................56
         SECTION 9.04.  Successors and Assigns................................57
         SECTION 9.05.  Margin Stock..........................................59
         SECTION 9.06.  Survival..............................................60
         SECTION 9.07.  Counterparts: Integration: Effectiveness..............60
         SECTION 9.08.  Severability..........................................60
         SECTION 9.09.  Right of Setoff.......................................60
         SECTION 9.10.  Governing Law; Jurisdiction; Consent
                         to Service of Process; Process Agent;
                         Waiver of Immunity...................................61
         SECTION 9.11.  Waiver of Jury Trial..................................61
         SECTION 9.12.  Headings..............................................62
         SECTION 9.13.  Confidentiality.......................................62

                                TABLE OF CONTENTS
         SECTION 9.14.  Amendment & Restatement...............................62

SCHEDULES:

         Schedule 2.01     Commitments
         Schedule 3.10(a)  Scheduled Debt
         Schedule 3.10(b)  Scheduled Target Liens
         Schedule 6.02     Existing Liens


EXHIBITS:

         Exhibit A         Form of Assignment and Acceptance
         Exhibit B         Form of Notes
         Exhibit C-1       Form of Opinion of White & Case
         Exhibit C-2       Form of Opinion of Counsel to the Company

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 14, 2000 (the "Agreement"), among AMERADA HESS CORPORATION, a Delaware corporation (the "Company"), the LENDERS party hereto, and GOLDMAN SACHS CREDIT PARTNERS L.P., as Joint Book Runner and Joint Lead Arranger and Sole Syndication Agent, (in such capacity, the "Syndication Agent"), CHASE SECURITIES INC., as Joint Book Runner and Joint Lead Arranger and THE CHASE MANHATTAN BANK ("Chase"), as Administrative Agent (in such capacity the "Administrative Agent").

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, the Company intends to acquire (the "Acquisition") the whole of the ordinary share capital of LASMO Plc (the "Target") pursuant to the Offer (as hereinafter defined);

          WHEREAS, the Company and GSCP as sole Lender, Syndication Agent, Book Runner, Lead Arranger and Administrative Agent, entered into a Credit Agreement dated as of November 6, 2000 (the "Prior Facility A Credit Agreement") to provide liquidity support for the Company's commercial paper program and/or for financing for the cash purchase price of the Acquisition and otherwise for general corporate purposes;

          WHEREAS, the Company and GSCP desire to amend and restate the Prior Facility A Credit Agreement to add Chase as a Lender and to appoint Chase as the Administrative Agent hereunder; and

          WHEREAS, the Lenders are willing to establish such credit facilities on and subject to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree to amend and restate the Prior Facility A Credit Agreement as follows:

                                   ARTICLE I.

                                   Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Acceptance Condition" means the condition of the Offer relating to the minimum level of acceptances of the Offer as set forth in the Announcement.

          "Accommodation Guaranty Indebtedness" shall have the meaning ascribed to it in Article VII(e).

          "Acquisition" has the meaning ascribed to it in the Preamble.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" has the meaning ascribed to it in the Preamble.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Amended and Restated Effective Date" means the date on which the conditions set forth in Section 4.01. A are satisfied.

          "Announcement" means the public announcement of the Offer by the issuance of the Press Release.

          "Announcement Date" means the date of the Announcement.

          "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Facility Fee Rate" means, for any day, with respect to Facility Fees payable hereunder, the applicable rate per annum set forth below based upon reference to the Public Debt Rating as set forth below:

==============================================================================
               Public Debt Rating                    Applicable Facility
                  S&P/Moody's                             Fee Rate
==============================================================================
                  Level I                                         0.075%
                  > A- or A3
                  -

                  Level II                                        0.100%
                  BBB+ or Baa1

                  Level III                                       0.125%
                  BBB or Baa2

                  Level IV                                        0.175%
                  BBB- or Baa3

                  Level V                                         0.350%
                  < BBB- or Baa3

          "Applicable Margin" means, for any day, with respect to any Eurodollar Revolving Loan, the applicable rate per annum set forth below under the caption "Eurodollar Spread" based upon reference to the Public Debt Rating as set forth below:

==============================================================================
               Public Debt Rating                     Eurodollar Spread
                  S&P/Moody's
==============================================================================
                  Level I                                         0.425%
                  > A- or A3
                  -

                  Level II                                        0.525%
                  BBB+ or Baa1

                  Level III                                       0.750%
                  BBB or Baa2

                  Level IV                                        0.825%
                  BBB- or Baa3

                  Level V                                         1.150%
                  < BBB- or Baa3

          "Applicable Utilization Fee Rate" means, for any day, with respect to Utilization Fees payable hereunder, the applicable rate per annum set forth below based upon reference to the Public Debt Rating as set forth below:

==============================================================================
               Public Debt Rating                  Applicable Utilization
                  S&P/Moody's                             Fee Rate
==============================================================================
                  Level I                                         0.050%
                  > A- or A3
                  -

                  Level II                                        0.075%
                  BBB+ or Baa1

                  Level III                                       0.125%
                  BBB or Baa2

                  Level IV                                        0.125%
                  BBB- or Baa3

                  Level V                                         0.250%
                  < BBB- or Baa3

          "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Company for Revolving Loans in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and London are authorized or required by law to remain closed; provided that the term "Business Day" shall also exclude when used in connection with a Eurodollar Loan, any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Lease" means, with respect to any Person which is the lessee thereunder, any lease or charter of property, real or personal, which would, in accordance with GAAP, be recorded as an asset under a capital lease on a balance sheet of such Person.

          "Capitalized Lease Obligation" means, with respect to any Person on any date, the amount which would, in accordance with GAAP, be recorded as an obligation under a Capital Lease on a balance sheet of such Person as lessee under such Capital Lease as at such date. For all purposes of this Agreement, Capitalized Lease Obligations shall be deemed to be Debt secured by a Lien.

          "Certain Funds Committed Amount" means $600,000,000 or such lesser amount which when aggregated with (i) all other Offer Borrowings previously advanced and (ii) the aggregate cash consideration paid to accepting Target shareholders pursuant to the Offer which was funded from a source of funds other than Offer Borrowings or borrowings under the Facility B Credit Agreement, equals $600,000,000. It is hereby acknowledged and agreed for the avoidance of doubt, notwithstanding anything herein to the contrary, that no provision of this Agreement relating to the Certain Funds Committed Amount (including without limitation Sections 2.01(c), 2.08 and the final two paragraphs of Article VII) is intended to or shall increase the Commitments. Following the Offer Termination Date, the Certain Funds Committed Amount shall be zero.

          "Certain Funds Period" means the period commencing on the Announcement Date and ending on the earliest to occur of:

          (a) the date on which the Offer lapses (having not been declared unconditional in all respects) or is withdrawn or is referred as provided for in paragraphs (c) or (d) of Appendix I of the Press Release;

          (b) the date falling 15 days after the Offer Termination Date;

          (c) the date falling 29 days after the Announcement Date if the Offer Document has not by then been posted, or such longer period consented to by the Panel but, in any event, no later than 45 days after the Announcement Date; and

          (d) the earlier of, the date falling 7 1/2 months after the Announcement Date and 60 days after the date on which the Company becomes entitled to effect Compulsory Acquisition in respect of the Shares.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "City Code" means the City Code on Takeovers and Mergers applicable to the Offer.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

          "Clean-up Period" means the period commencing on the Closing Date and ending on the date that is 120 days thereafter.

          "Closing" means the satisfaction of all of the conditions specified in
Section 4.02.

          "Closing Date" means the date on which the Closing occurs.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

          "Companies Act" means the Companies Act of 1985, as in force in the United Kingdom as amended from time to time.

          "Company" has the meaning ascribed to it in the Preamble.

          "Company Capitalization Ratio" means, on any date, the ratio, expressed as a percentage, of (i) Total Consolidated Debt of the Company and its Consolidated Subsidiaries on such date to (ii) Total Capitalization of the Company and its Consolidated Subsidiaries on such date.

          "Company Subsidiary Debt Ratio" means, on any date, the ratio, expressed as a percentage, of (i) Total Consolidated Subsidiary Debt less, (ii) the sum of (x) to the extent included in determining Total Consolidated Subsidiary Debt, the outstanding Scheduled Debt (but excluding any refinancing thereof that would constitute Total Consolidated Subsidiary Debt), plus (y) an amount equal to 30% of any Scheduled Debt of Target and its Subsidiaries that is refinanced (including through an exchange offer) through the issuance of the Company of Debt that is not Total Consolidated Subsidiary Debt, to (iii) Total Consolidated Assets of Company on such date.

          "Competitive", when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are being made in accordance with Section 2.04.

          "Competitive Bid" means an offer by a Competitive Loan Lender to make a Competitive Loan in accordance with Section 2.04.

          "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Competitive Loan Lender making such Competitive Bid.

          "Competitive   Bid  Request"  means  a  request  by  the  Company  for
Competitive Bids in accordance with Section 2.04.

          "Competitive Loan Lenders" means Lenders from time to time designated as Competitive Loan Lenders by the Company by written notice to the Administrative Agent (which notice the Administrative Agent shall transmit to each such Competitive Lender).

          "Compulsory Acquisition" means the compulsory acquisition procedure under Part XIIIA of the Companies Act.

          "Consolidated Current Liabilities" means, with respect to any Person on any date, all amounts which, in conformity with GAAP, would be classified as current liabilities on a consolidated balance sheet of such Person and its Consolidated Subsidiaries as at such date.

          "Consolidated Intangibles" means, with respect to any Person on any date, all assets of such Person and its Consolidated Subsidiaries, determined on a consolidated basis, that would, in conformity with GAAP, be classified as intangible assets on a consolidated balance sheet of such Person and its Consolidated Subsidiaries as at such date, including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the fair market value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and the amount of all write-ups in the book value of assets resulting from any revaluation thereof (other than revaluations arising out of foreign currency valuations in conformity with GAAP).

          "Consolidated Net Tangible Assets" means, with respect to any Person on any date, the amount equal to (a) the amount that would, in conformity with GAAP, be included as assets on the consolidated balance sheet of such Person and its Consolidated Subsidiaries as at such date minus (b) the sum of (i) Consolidated Intangibles of such Person at such date and (ii) Consolidated Current Liabilities of such Person at such date.

          "Consolidated Subsidiaries" means, with respect to any Person on any date, all Subsidiaries and other entities whose accounts are consolidated with the accounts of such Person as of such date in accordance with the principles of consolidation reflected in the audited financial statements of such Person as of such date delivered in accordance with Section 5.01.

          "Continuing Directors" has the meaning ascribed to it in Article VII.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Debt" means with respect to any Person (i) indebtedness for borrowed money (including, without limitation, indebtedness evidenced by debt securities); (ii) obligations to pay the deferred purchase price of property or services, except trade accounts payable in the ordinary course of business;
(iii) Capitalized Lease Obligations, in the case of each of the foregoing clauses (i) through (iii), for which such Person or any of its Consolidated Subsidiaries shall be liable as primary obligor or under any Guaranty of any such indebtedness or other such obligations of an entity not included in such Person's consolidated financial statements and (iv) any such indebtedness or other such obligations of any entity not included in such Person's consolidated financial statements secured in any manner by any Lien upon any assets of such Person or any of its Consolidated Subsidiaries; provided that for purposes of the computation of any Debt under this Agreement there shall be no duplication of any item of primary or other indebtedness or other obligation referred to herein above, whether such item reflects the indebtedness or other obligation of such Person or any of its Consolidated Subsidiaries or of any entity not included in such Person's consolidated financial statements; and provided, further, that when computing Debt of the Company under this Agreement the first $100,000,000 in the aggregate for which the Company and its Consolidated Subsidiaries shall be liable under any Guaranty of any such indebtedness or other such obligations of an entity not included in the Company's consolidated financial statements shall be excluded from the computation of Debt of the Company.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "dollars" or "$" refers to lawful money of the United States of America.

          "Effective  Date" means the date on which the conditions  specified in
Section 4.01. B are satisfied (or waived in accordance with Section 9.02).

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or the release of any materials into the environment.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any of its Consolidated Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous
Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar", when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

          "Event of Default"  has the  meaning  assigned to such term in Article
VII.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.17(b)) or any foreign branch or Affiliate of a Lender caused by such Lender to make a Loan under Section 2.02(b), any withholding tax that is imposed by the United States of America on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or such foreign branch or Affiliate is caused to make such a Loan or is attributable to such Foreign Lender's or such foreign branch's or Affiliate's failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such withholding tax pursuant to
Section 2.15(a).

          "Existing Credit Agreement" means the Credit Agreement, dated as of May 20, 1997, among the Company, Amerada Hess Limited, Amerada Hess Norge A/S, Amerada Hess A/S, the other subsidiary borrowers and lenders party thereto, and The Chase Manhattan Bank, as administrative agent thereunder.

          "Facility B Certain Funds Committed Amount" shall have the meaning ascribed to the term "Certain Funds Committed Amount" in the Facility B Credit Agreement.

          "Facility B Credit Agreement" means the $2,000,000,000 Amended and Restated Revolving Credit Facility, dated as of the date hereof, among the Company, the lenders party thereto, Goldman Sachs Credit Partners L.P., as joint book runner, joint lead arranger and sole syndication agent, Chase Securities Inc., as joint book runner and joint lead arranger and The Chase Manhattan Bank, as administrative agent.

          "Facility Fee" has meaning ascribed to it in Section 2.10(a).

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means, with respect to the Company, the chief financial officer, principal accounting officer, treasurer or controller of the Company.

          "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

          "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "GAAP" means for all purposes hereof generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guaranty" by any Person means any direct or indirect undertaking to assume, guaranty, endorse, contingently agree to purchase or to provide funds for the payment of, or otherwise become liable in respect of, any obligation of any other Person, excluding endorsements for collection or deposit in the ordinary course of business.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Indemnified   Taxes"   means   Taxes  other  than   Excluded   Taxes.

          "Indemnitee" shall have the meaning ascribed to it in Section 9.03.

          "Information" shall have the meaning ascribed to it in Section 9.12.

          "Interest Election Request" means a request by the Company to convert or continue a Revolving Borrowing in accordance with Section 2.06.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b)with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day during such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest
Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

          "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 7 days (if generally available), one, two, three or six months thereafter, as the Company may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any

Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and
(iii) except with respect to any Competitive Loan Lender which otherwise agrees, any Interest Period that otherwise would extend beyond the Maturity Date applicable to any Lender shall end on the Maturity Date applicable to such Lender. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "LIBO Rate" means, with respect to each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the offered rate for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate Page at approximately 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period; provided, however, that if at any time for any reason such offered rate does not appear on the Telerate Page, "LIBO Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upward to the nearest 1/100 of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Bank as the rate at which such Reference Lender is offered deposits in dollars at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, or any lease in the nature thereof.

          "Loan Documents" means, collectively, this Agreement and all other agreements, instruments and documents executed in connection wherewith and therewith, in each case as the same may be amended, restated, modified or otherwise supplemented from time to time.

          "Loans" means the loans made by the Lenders to the Company pursuant to this Agreement.

          "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

          "Margin Stock" shall have the meaning provided in Regulation U of the Board.

          "Material Adverse Effect" means (a) when used in any representation and warranty or covenant of the Company on and as of the Effective Date, any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, property or financial condition of the Company and its Consolidated Subsidiaries taken as a whole, or (ii) the validity or enforceability of this Agreement or the rights and remedies of the Administrative Agent and the Lenders hereunder and (b)when used in any representation and warranty or covenant of the Company on any date after the Effective Date, any change in the consolidated financial condition or operations of the Company and its Consolidated Subsidiaries from that set forth in the consolidated balance sheet of the Company dated as of December 31, 1999 that is likely to materially and adversely affect the Company's ability to comply with Section 6.01 or to perform its other obligations to the Lenders under this Agreement.

          "Material Indebtedness" means Debt (other than the Loans) of the Company in an aggregate principal amount exceeding $10,000,000.

          "Maturity Date" means the date which falls 364 days after the date hereof.

          "Moody's" means Moody's Investors Service, Inc.

          "Note" has the meaning ascribed to it in Section 2.08(e).

          "Offer"  means  the  offer  for  the  Shares  described  in the  Offer
Document.

          "Offer Borrowings" means each Borrowing used or to be used by the Company to fund the purchase by Company of the Shares pursuant to (i) acceptances of the Offer and (ii) Part XIIIA of the Companies Act.

          "Offer   Document"   means  the   document  to  be  delivered  to  the
shareholders of Target containing the offer for the Shares, as the same may be amended, revised or renewed.

          "Offer Termination Date" means, in relation to the Offer, the earliest date (as notified by the Company to the Administrative Agent in writing) on which all of the following have occurred:

          (a) all payments in respect of acceptances of the cash element of the Offer have been made in full;

          (b) no further such acceptances are possible; and

          (c) all procedures under sections 428 - 430(f) of the Companies Act which are capable of being implemented have been completed and all payments under those procedures required to made by the Company have been made in full.

          "Other Borrowings" means all Borrowings other than Offer Borrowings, being Borrowings to fund (i) the working capital and general corporate needs of the Company and its Subsidiaries and (ii) fees and expenses related to the Acquisition.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Outstanding   Approvals"  means  all  material   authorizations  from
Governmental Authorities the obtaining of which are conditions in the Offer.

          "Panel" means the U.K. Panel on Takeovers and Mergers.

          "Participant" has the meaning ascribed to it in Section 9.04.

          "Permitted Encumbrances" means with respect to the Company:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been set aside in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, and repairmen's Liens, Liens for crew's wages or salvage (or making deposits to release such Liens) and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been set aside in accordance with GAAP;

          (c) Liens on standard industry terms imposed by charter parties or under contracts of affreightment;

          (d) Liens arising out of judgments or awards against the Company or any of its Consolidated Subsidiaries with respect to which the Company or such Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

          (e) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (f) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds or performance bonds, margin posted to secure payment or performance under futures, forwards or Swap Agreements, and other obligations of a like nature, in each case in the ordinary course of business;

          (g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property and imperfections of titles imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any of its Consolidated Subsidiaries;

          (h) Liens on any oil and/or gas properties or other mineral interests of the Company or any of its Consolidated Subsidiaries, whether developed or undeveloped, arising (i) as security for the Company's or such Subsidiary's costs and expenses incurred by it in connection with the exploration, development or operation of such properties, in favor of a person who is conducting the exploration, development or operation of such properties, or (ii) in connection with farmout, dry hole, bottom hole, communitization, unitization, pooling and operating agreements and/or other agreements of like general nature incident to the acquisition, exploration, development and operation of such properties or as required by regulatory agencies having jurisdiction in the premises; and

          (i) overriding royalties, royalties, production payments, net profits interests or like interests to be paid out of production from oil and/or gas properties or other mineral interests of the Company or any of its Consolidated Subsidiaries, or to be paid out of the proceeds from the sale of any such production;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Debt.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Press Release" means the United Kingdom press release of the Company, dated as of the Announcement Date in the form and substance previously approved by the Syndication Agent, and by which the Offer is or is to be announced.

          "Prior Facility A Credit Agreement" shall have the meaning ascribed to it in the Recitals.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Reference Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Public Debt Rating" means, the ratings (whether explicit or, if not explicit, implied) assigned by S&P and Moody's to Company's senior unsecured non-credit enhanced long term debt. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Facility Fee Rate, Applicable Margin and the Applicable Utilization Fee Rate shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Facility Fee Rate, Applicable Margin and the Applicable Utilization Fee Rate will be set in accordance with Level V under the definition of "Applicable Facility Fee Rate", "Applicable Margin" or "Applicable Utilization Fee Rate", as the case may be;
(c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Facility Fee Rate, the Applicable Margin and the Applicable Utilization Fee Rate shall be based upon the higher of such ratings, provided that if the lower of such ratings is more than one level below the higher of such ratings, the Applicable Facility Fee Rate, Applicable Margin and the Applicable Utilization Fee Rate shall be determined by reference to the level that is one level above such lower rating, provided, further, that if either of the ratings established by S&P or Moody's shall fall within Level V, the Applicable Facility Fee Rate, the Applicable Margin and the Applicable Utilization Fee Rate will be set in accordance with Level V under the definition of "Applicable Facility Fee Rate", "Applicable Margin" or "Applicable Utilization Fee Rate", as the case may be; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

          "Reference Bank" means The Chase Manhattan Bank, or such other bank or banks as may from time to time be designated by the Company and approved by the Administrative Agent.

          "Register" has the meaning ascribed to it in Section 9.04.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, (a) at any time prior to the termination of the Commitments pursuant to Article VII, Lenders having Commitments representing at least 51% of the aggregate Commitments at such time (provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, the outstanding Competitive Loans of the Lenders shall be included in their respective Commitments in determining the Required Lenders) and (b) for all purposes after the termination of the Commitments pursuant to Article VII, Lenders having outstanding Loans representing at least 51% of the aggregate outstanding principal amount of Loans.

          "Revolving Credit Exposure" means, with respect to any Lender at any time, the outstanding principal amount of such Lender's Revolving Loans.

          "Revolving Loan" means a Loan made pursuant to Section 2.03.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "SEC" shall mean the Securities and Exchange Commission.

          "Scheduled Debt" has the meaning ascribed to it in Section 3.10(a).

          "Scheduled Target Liens" has the meaning ascribed to it in Section 3.10(b).

          "Shares" means the outstanding share capital of Target to which the Offer relates as defined in the Press Release.

          "Significant Subsidiary" shall mean, with respect to any Person on any date, a Consolidated Subsidiary of such Person that as of such time satisfies the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and

(b) with respect to the Adjusted LIBO Rate, for eurodollar funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

          "Swap Agreement" means any interest rate, currency or commodity swap agreement or other interest rate, currency or commodity price protection agreement capable of financial settlement only.

          "Swap Payment Obligation" means, with respect to any Person, an obligation of such Person to pay money, either in respect of a periodic payment or upon termination, to a counterparty under a Swap Agreement, after giving effect to any netting arrangements between such Person and such counterparty and such Person's rights of set-off in respect of such obligation provided for in such Swap Agreement.

          "Syndication Agent" has the meaning ascribed to it in the Preamble.

          "Target" has the meaning ascribed to it in the Preamble.

          "Taxes"  means any and all present or future taxes,  levies,  imposts,
duties,  deductions,   charges  or  withholdings  imposed  by  any  Governmental
Authority.

          "Telerate Page" means the display designated as Page 3750 on the Dow Jones Markets System (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

          "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Total  Capitalization",  of any Person on any date,  means the sum of
(i) Total Consolidated Debt of such Person on such date and (ii) shareholders' equity of such Person on such date, determined on a consolidated basis in accordance with GAAP.

          "Total Consolidated Assets", of any Person on any date, means the total assets of such Person and its Consolidated Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP.

          "Total Consolidated Debt", of any Person on any date, means all Debt of such Person and its Consolidated Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP.

          "Total Consolidated Subsidiary Debt" means Total Consolidated Debt excluding Debt of the Company with respect to which no Subsidiary of the Company is contractually obligated.

          "Total Exposure" means, with respect to any Lender at any time, the sum of (i) the Revolving Credit Exposure of such Lender and (ii) the aggregate outstanding principal amount of such Lender's Competitive Loans.

          "Transactions" means each of the execution, delivery and performance by the Company of this Agreement, the borrowing of Loans hereunder and the consummation of the Offer and the Acquisition.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

          "Utilization Fee" has the meaning ascribed to it in Section 2.10(b).

          "Whitewash Procedure" means the procedure to be undertaken pursuant to the Companies Act in order to make use of the private company exemption to prohibitions against financial assistance thereunder.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's permitted successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP2. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such amendment is rejected or such provision is amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein and, in particular during the Certain Funds Period with respect to Offer Borrowings, the penultimate paragraph of Article VII, each Lender agrees to make Revolving Loans to the Company from time to time during the Availability Period in an aggregate principal amount not exceeding the amount of such Lender's Commitment; provided, that after giving effect to each Revolving Credit Loan (a) no Lender's Revolving Credit Exposure shall exceed such Lender's Commitment, (b) the sum of the Total Exposures of all the Lenders shall not exceed the sum of the Commitments of all Lenders or (c) in the case only of Loans constituting Other Borrowings during the Certain Funds Period, the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans plus the Certain Funds Committed Amount shall not exceed the total Commitments of all Lenders. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Loans.

          SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders, ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.12, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Company may request in accordance herewith and shall be in dollars and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Company may request in accordance herewith and shall be in dollars. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Competitive

Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 outstanding Eurodollar Revolving Borrowings.

          (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Company shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of any ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent at its office set forth in Section 9.01 of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Company's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Company shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Bid Procedure for Competitive Loans. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Company may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided, that (i) after giving effect to each Competitive Loan the sum of the Total Exposures of all the Lenders shall not exceed the sum of the Commitments of all Lenders, (ii) during the Certain Funds Period, the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans plus the Certain Funds Committed Amount shall not exceed the total Commitments of all Lenders and (iii) Competitive Loans shall not be made for purposes of Offer Borrowings. To request Competitive Bids, the Company shall notify the Administrative Agent at its office set forth in Section 9.01 of such request by telephone, (i) in the case of a Eurodollar Competitive Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

          (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period";

          (v) the maturity date of such Borrowing, which shall be no less than seven and no more than 360 days from the requested drawdown date of such Borrowing; and

          (vi) the location and number of the Company's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Competitive Loan Lenders of the details thereof by telecopy, inviting the Competitive Loan Lenders to submit Competitive Bids.

          (b) Each Competitive Loan Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid by a Competitive Loan Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent at its office set forth in Section 9.01 by telecopy, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the date of the proposed Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the
Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Competitive Loan Lender of such rejection as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Company) of the Competitive Loan or Loans that the Competitive Loan Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Competitive Loan Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

          (c) The Administrative Agent shall promptly notify the Company by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

          (d) Subject only to the provisions of this paragraph, the Company may accept or reject any Competitive Bid. The Company shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of such Competitive Borrowing; provided that (i) the failure of the Company to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Company shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Company rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) of this proviso, the Company may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and
(v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Company. A notice given by the Company pursuant to this paragraph shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Company at least one quarter of an hour earlier than the time by which the other Competitive Loan Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

          SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; such transfers shall be made by (x) 12:00 Noon, New York City time in the case of Borrowings other than ABR Borrowings and (y) 2:00 PM, New York City time in the case of ABR Borrowings on the date such Loan is made. The Administrative Agent will make such amounts available to the Company by promptly crediting the amounts so received, in like funds, to an account of the Company designated by the Company in the applicable Borrowing Request or Competitive Bid Request.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Company, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.06. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the earliest to occur of (i) the Maturity Date, (ii) the date on which the Offer lapses (having not been declared unconditional in all respects) or is withdrawn, or is referred as provided in paragraphs (c) or (d) of Appendix I of the Press Release and (iii) the date falling twenty nine days after the Announcement Date if the Offer Document has not by then been posted, or such longer period consented to by the Panel but, in any event, no later than 60 days after the Announcement Date.

          (b) The Company may at any time terminate, or from time to time reduce, the aggregate amount of the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and not less than $50,000,000, (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the sum of the Total Exposures of all the Lenders would exceed the total Commitments and (iii) during the Certain Funds Period, the Company shall not terminate or reduce the Commitments below the sum of the aggregate principal amount of then outstanding Other Borrowings and the Certain Funds Committed Amount.

          (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders based on their respective Commitments.

          SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Company hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to the Company on the Maturity Date and (ii) to the Administrative Agent for the account of each Competitive Loan Lender the then unpaid principal amount of each Competitive Loan made by such Competitive Loan Lender to the Company on the last day of the Interest Period applicable to such Loan.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender to the Company, including the amounts of principal and interest payable and paid to such Lender by the Company from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts  maintained pursuant to paragraph
(b) or (c) of this Section shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a non-negotiable promissory note substantially in the form attached as Exhibit B (a "Note") payable to the order of such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes payable to the order of the payee named therein (or, if such Note is a registered Note, to such payee and its permitted registered assigns).

          SECTION 2.09. Prepayment of Loans. (a) The Company shall have the right at any time and from time to time to prepay any Borrowing made by it in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Company shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

          (b) The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving
Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

          SECTION 2.10. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, (the "Facility Fee") which shall accrue at the Applicable Facility Fee Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving
Credit Exposure. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Facility Fees accruing after the date on which the Commitments terminate shall be payable on demand. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) For any day that the aggregate principal amount of the Loans outstanding exceeds 33% of the aggregate Commitments, Company shall pay to the Administrative Agent for the account of each Lender a utilization fee (the "Utilization Fee") equal to the Applicable Utilization Fee Rate times the aggregate outstanding Revolving Loans on such date. The Utilization Fee shall accrue, to the extent applicable, at all times from the Closing Date until the Maturity Date and shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.

          (c) The Company agrees to pay to the Administrative Agent and each of the Lenders, for their own accounts, fees payable in the amounts and at the times separately agreed upon between the Company and such other parties.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each of the Lenders, in the case of fees payable to it) for distribution, in the case of Facility Fees and/or Utilization Fees, to the Lenders. Absent manifest error, fees paid shall not be refundable under any circumstances.

          SECTION 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurodollar Revolving Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin or (ii) in the case of a Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

          (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

          (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

          (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

          (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that because of a change in circumstances affecting the eurodollar market generally the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Company for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Company for Eurodollar

Competitive  Borrowings may be made to Lenders that are not affected thereby and
(B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

          SECTION  2.13.  Increased  Costs.  (a) If  any  Change  in Law  shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof.

          (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

          SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(b) and is revoked in accordance herewith),
(d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.17, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Company hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Company shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Company shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall, upon request of the Company, deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Company shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 Noon, New York City time, on the date when due in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.17. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.13, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and
(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                  ARTICLE III.

                         Representations and Warranties

          The Company represents and warrants to each of the Lenders as follows (which representations and warranties will be deemed made by the Company on the date of each Borrowing by the Company hereunder, the date of conversion or continuation of any Interest Period with respect to any Loan pursuant to Section
2.06 and each Interest Payment Date in respect of any ABR Loan); provided, that each representation or warranty made by the Company in respect of Target or any of its Subsidiaries on any date up to the expiration of the Clean-up Period shall be subject to qualification that such representation or warranty is true and accurate insofar as the Company was aware as of the date of this Agreement:

          SECTION 3.01. Corporate Existence and Power; Compliance with Law. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, does not constitute a Material Adverse Effect.

          SECTION 3.02. Corporate Authority. The execution, delivery and performance by the Company of this Agreement and each Note executed by the Company have been duly authorized by all necessary corporate action and are within the Company's corporate power, do not require the approval of the shareholders of the Company, and will not violate any provision of law or of its certificate of incorporation or other constitutive document or by-laws, or result in the breach of or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture or other agreement or instrument to which the Company is a party or by which the Company or its property may be bound or affected. The execution, delivery and performance by the Company of this Agreement and each Note executed by the Company do not require any license, consent or approval of or advance notice to or advance filing with any governmental agency or regulatory authority or any other third party, or if required, any such license, consent or approval shall have been obtained and any such notice or filing shall have been made.

          SECTION 3.03. Enforceability. This Agreement is, and each Note when delivered by the Company hereunder will be, duly executed and delivered by the Company and does or will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms except as enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by moratorium laws from time to time in effect.

          SECTION 3.04. Financial Condition. The audited consolidated financial statements of the Company for the fiscal year ended December 31, 1999, reported on by Ernst & Young, LLP, heretofore furnished to the Lenders fairly present in all material respects the consolidated financial condition of the Company and its Consolidated Subsidiaries as at the date thereof and the results of their operations for the period covered thereby. The unaudited interim consolidated financial statements of the Company for the quarterly period ended September 30, 2000, heretofore furnished to the Lenders fairly present in all material respects the consolidated financial condition of the Company and its
Consolidated Subsidiaries as at the date thereof and the results of their operations for the period covered thereby (subject to normal year-end audit adjustments). Said financial statements were prepared in accordance with GAAP. Since December 31, 1999, there has been no Material Adverse Effect.

          SECTION 3.05. Litigation. There are no suits or proceedings (including proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Consolidated Subsidiaries that constitute a Material Adverse Effect.

          SECTION 3.06. ERISA. The Company has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each employee benefit plan of the Company subject to such standards and is in compliance in all material respects with the applicable provisions of ERISA, and has not incurred any liability to the PBGC or any employee benefit plan of the Company under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 3.07. Environmental Matters. Each of the Company and its Consolidated Subsidiaries has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemical, or industrial, toxic or hazardous substances or wastes, except to the extent failure to have any such permit, license or authorization does not constitute a Material Adverse Effect. The Company and its Consolidated Subsidiaries are in compliance with all terms and conditions of all required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables, contained in those laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply does not constitute a Material Adverse Effect.

          SECTION 3.08. Federal Regulations. No part of the proceeds of any Loans will be used for any purpose which violates the provisions of the Regulations of the Board including, without limitation, Regulations T, U and X of the Board as in effect from time to time.

          SECTION 3.09. Investment and Holding Company Status. Neither the Company nor any of its Consolidated Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.10. Scheduled Debt and Scheduled Target Liens (a) Schedule 3.10(a) sets out all of the Debt for borrowed money of the Consolidated Subsidiaries of Company (on a pro forma basis after giving effect to the Acquisition) as of the date hereof which the Company, having made all due inquiry is, at the date hereof, aware (the "Scheduled Debt").

          (b) Schedule 3.10(b) sets out all of the Liens (other than Permitted Encumbrances) (the "Scheduled Target Liens") of the Target and its Subsidiaries securing the Scheduled Debt applicable to the Target and its Subsidiaries of which the Company having made all due inquiry is, at the date hereof, aware.

                                   ARTICLE IV.

                                   Conditions

          SECTION 4.01. A. Conditions to Amended and Restated Effective Date. The obligations of the Lenders to make Revolving Loans to the Company shall not become effective until the date on which each of the following conditions are satisfied or waived in accordance with Section 9.02:

          (a) The Syndication Agent and the Administrative Agent shall have received at least one executed counterpart of this Agreement, together with arrangements satisfactory to the Syndication Agent and the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Lenders and the Company together with all Exhibits thereto; and

          (b) The Syndication Agent and the Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of each of (i) White & Case LLP, special United States counsel for the Company, substantially to the effect set forth in Exhibit C-1 and (ii) the General Counsel for the Company to the effect set forth in Exhibit C-2.

          SECTION 4.01. B. Announcement Date and Effectiveness of Commitments. The obligations of the Lenders to make Revolving Loans to the Company shall not become effective until the date on which each of the following conditions is satisfied or waived in accordance with Section 9.02 (and the Administrative Agent's written confirmation (which confirmation shall be given promptly following satisfaction of the final condition) that the following conditions are satisfied shall be conclusive evidence thereof for purposes of this Section 4.01):

          (a) The Syndication Agent and the Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by each party thereto, each dated no more than four Business Days prior to the Announcement Date and each in form and substance reasonably satisfactory to the Syndication Agent and the Administrative Agent and their legal counsel (unless otherwise provided, or, in the case of the date of any of the following, unless the Syndication Agent and the Administrative Agent otherwise agrees or directs):

                  The Syndication Agent and the Administrative Agent shall have received (x) documents and certificates relating to the organization, existence and good standing of the Company; (y) a certificate of the Secretary of the Company dated the Announcement Date and certifying (A) that attached thereto is a true and complete copy of the articles or certificate of incorporation, the by-laws or memorandum and articles of association and other organizational documents of Company as in effect on the Announcement Date and at all times since the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or a committee of the board of directors of the Company, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which such person is a party (including, the borrowings hereunder), and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Company have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (x) above, and (D) as to the incumbency and specimen signature of each officer authorized, to the extent applicable, to act with respect to the Loan Documents and each of the other documents related thereto; and
         (z) a certificate of another officer as to the incumbency and specimen signature of the Secretary executing the certificate pursuant to clause
         (y) above.

          (b) The Syndication Agent and the Administrative Agent's fees payable and other amounts due and payable on or prior to the Announcement Date shall have been paid.

          (c) No material action, suit, proceeding or investigation shall be pending against the Company; no law, regulation, judgment or court order shall be applicable that constrains, prevents or imposes materially adverse conditions upon the Offer or the making of the Loans; and the Company shall have received all governmental and material third party approvals and consents necessary in connection with the Transactions (other than the Outstanding Approvals) and all such approvals and consents shall be in full force and effect.

          (d) As of the Announcement Date, since December 31, 1999, no circumstance or event shall have occurred and be continuing that constitutes a Material Adverse Effect.

          (e) The reasonable costs and expenses of the Syndication Agent and the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 9.03 and for which invoices have been presented shall have been paid.

          (f) The  representations  and  warranties of the Company  contained in
Article III shall be true and correct in all material respects as of the Announcement Date.

          (g) The Syndication Agent and the Administrative Agent shall have received copies, certified as being true and complete copies by an authorized officer of the Company, of the Press Release (in sufficient quantity for each Lender).

          (h) The Syndication Agent and the Administrative Agent shall have received evidence that the resolutions of the board of directors of the Company and Target necessary to launch the Offer have been obtained.

          (i) There shall not exist any Default or Event of Default on the Announcement Date.

          (j) The Syndication Agent and the Administrative Agent shall have received, in each case satisfactory to the Required Lenders and the Syndication Agent and the Administrative Agent, (i) historical audited financial statements of the Company and the Target, (ii) unaudited interim consolidated financial statements of the Company for the fiscal quarter period ended September 30, 2000, (iii) summary financial information of the Target for the semi-annual period ended June 30, 2000, (iv) pro forma consolidated balance sheet of the Company after giving effect to the Acquisition, (v) 2000 projected year end financial statements (after giving effect to the Acquisition) and (vi) four-year projections of the Company and its Subsidiaries after giving effect to the Acquisition.

          (k) The Syndication Agent and the Administrative Agent shall have received, and the Syndication Agent and the Administrative Agent and the Required Lenders shall be satisfied with such financial, business and other information regarding the Target and its Subsidiaries relating to the
Transactions  as  it  shall  have  reasonably  requested,   including,   without
limitation, all matters related to insurance, ERISA, labor, intellectual property, taxes and environmental liabilities relating to the Target and its Subsidiaries.

          (l) The Syndication Agent and the Administrative Agent shall have received evidence, satisfactory to it and the Required Lenders, that any actions of the shareholders of the Company required to implement the Offer have been taken or confirmation from the Company that no such action is required.

Notwithstanding any of the foregoing to the contrary, the Syndication Agent and the Administrative Agent acknowledge and agree that as of November 6, 2000 the Company has satisfied all of the conditions precedent set forth above in Section 4.01.B.

          SECTION 4.02. Conditions to Closing. The obligations of the Lenders to make the initial Revolving Loans on the Closing Date is subject to the Announcement Date having occurred, and the satisfaction of the following conditions precedent (unless the Required Lenders shall agree otherwise) on or before the date which is the last day of the Certain Funds Period (and the Administrative Agent's written confirmation (which confirmation shall be given promptly upon satisfaction of the relevant conditions) that the following conditions are satisfied shall be conclusive evidence for purposes of this
Section 4.02:

          (a) The Syndication Agent and the Administrative Agent shall have received a copy, certified as being a true and complete copy by an authorized officer of the Company, of the Offer Document reflecting the terms of the Press Release in all material respects.

          (b) The Syndication Agent and the Administrative Agent shall have received evidence that the Offer has been declared or become unconditional in all respects together with an officer's certificate that, except as otherwise provided in clause (f) below, no material term or condition of the Offer has been waived except to the extent approved by Required Lenders.

          (c) The Syndication Agent and the Administrative Agent shall have received evidence from the administrative agent under the Existing Credit Agreement that all loans outstanding under the Existing Credit Agreement shall have been repaid, all commitments thereunder shall have been terminated and the Existing Credit Agreement itself shall have been cancelled by delivery to the administrative agent under the Existing Credit Facility of a termination notice in a form and substance satisfactory to the Syndication Agent and the Administrative Agent at least three Business Days prior to the Closing Date.

          (d) All fees and other amounts due and payable by the Company under the Loan Documents prior to the Closing Date (including pursuant to any fee letter signed by Company and including all expenses in respect of which invoices have been presented) shall have been paid in full.

          (e) To the extent requested at least 3 Business Days prior to the Closing Date, notes in the form of Exhibit B executed by the Company in favor of any requesting Lender with respect to Revolving Loans, each in a principal amount equal to that Lender's Commitment.

          (f) The condition in paragraph (g) of Appendix 1 to the Press Release and the conditions to the Offer relating to the obtaining of all Outstanding Approvals necessary in connection with the Offer shall have been satisfied, and the Company shall not have waived any such condition (or treated any such condition as satisfied), or agree to any arrangement with the relevant regulatory authorities in order to satisfy any such conditions, unless, in each case, the Syndication Agent and the Administrative Agent shall have received an officer's certificate from the Company confirming that such treatment will not have a Material Adverse Effect.

          SECTION 4.03. Conditions to Offer Borrowings. The obligation of each Lender to make any Revolving Loan consisting of any Offer Borrowing is subject to (i) the Announcement Date and the Closing Date having occurred (or having occurred simultaneously therewith), (ii) the Certain Funds Period not having ended and to (iii) the following conditions precedent, each of which shall be satisfied prior to the making of any Offer Borrowing (unless the Required Lenders shall agree otherwise):

          (a) Prior to or contemporaneously with such Offer Borrowing, Company shall have received acceptances for or acquired and/or agreed to acquire, whether pursuant to the Offer or otherwise, Shares carrying in aggregate at least 75% of each class of the voting shares of Target.

          (b) No Default or Event of Default  pursuant to subsections  (a), (b),
(d)(i), (g) or (h) of Article VII in respect of the Company and its Subsidiaries (but not Target and its Subsidiaries) or (in so far as it relates to a breach of any of Sections 3.02, 3.03, 3.08 or 3.09) subsection (c) of Article VII, in respect of the Company and its Subsidiaries (but not Target and its Subsidiaries) shall have occurred and be continuing.

          (c) The Company shall not have varied any other material term or condition of the offer for the Shares as set forth in the Announcement, except as otherwise provided in Section 4.02(f) or approved by the Required Lenders.

          SECTION 4.04. Conditions to All Other Borrowings. The obligation of each Lender to make a Loan to the Company on the occasion of any Other Borrowing is subject to the Announcement Date and the Closing Date having occurred and to the satisfaction of the following conditions:

          (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the date of such Borrowing.

          (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

During the Certain Funds Period the aggregate amount of Other Borrowings shall not exceed the difference between the aggregate Commitments and the Certain Funds Committed Amount.

Each Borrowing by the Company shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that:

          SECTION 5.01. Financial Statements and Other Information. The Company will furnish to each Lender:

          (a) as soon as available and in any event within 100 days after the end of each of its fiscal years, a copy of the Company's Form 10-K for such fiscal year filed with the Securities and Exchange Commission containing a consolidated balance sheet as at the close of such fiscal year, statements of consolidated income and retained earnings and a statement of consolidated cash flows for such year, setting forth in comparative form the corresponding figures for the preceding fiscal year and certified by Ernst & Young, LLP, or other independent public accountants selected by the Company and satisfactory to the Lenders (and, in the event any such financial statements shall no longer be required to be included in the Company's Form 10-K, the Company shall nevertheless furnish such financial statements);

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each of its fiscal years, a copy of the Company's Form 10-Q for each such quarter filed with the Securities and Exchange Commission containing a consolidated balance sheet as at the end of such quarter, a statement of consolidated income and a statement of consolidated cash flows for such period, prepared on a basis consistent with the corresponding period of the preceding fiscal year, except as disclosed in said financial statements or otherwise disclosed to the Lenders in writing, and certified by a Financial Officer of the Company, subject however, to year-end and audit adjustments (and, in the event such financial statements of the Company shall no longer be required to be included in Form 10-Q, the Company shall nevertheless furnish such financial statements);

          (c) within 120 days after the end of each fiscal year of the Company, a certificate of the independent public accountants referred to in paragraph (a) above as to whether, course of their examination of the Company's financial statements, they obtained any knowledge of any Default, insofar as such Default involves accounting matters;

          (d) within 120 days after the end of each fiscal year of the Company and within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a statement, signed by a Financial Officer of the Company, setting forth the computations of the Company Capitalization Ratio and the Company Subsidiary Debt Ratio as of the end of each such fiscal year and each such quarter;

          (e) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and regular or special reports (other than reports on Form 10-K and Form 10-Q but including those on Form 8-K) and registration statements under the Securities Act of 1933, as amended (other than those on Form S-8 or any successor form relating to the registration of securities offered pursuant to any employee benefit plan) which the Company sends to its stockholders or files with the Securities and Exchange Commission

(or any successor governmental authority);

          (f) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidating balance sheet of the Company and its Consolidated Subsidiaries as at the close of such fiscal year and consolidating statements of income and retained earnings of the Company and its Consolidated Subsidiaries for such year; and

          (g) from time to time such further information regarding the business, affairs and financial condition of the Company and its Subsidiaries as the Lenders shall reasonably request.

          SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that constitutes a Material Adverse Effect; and

          (c) any other development that constitutes a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Consolidated Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary to the conduct of its business, except, in the case of the legal existence of any such Consolidated Subsidiary or any such right, license, permit, privilege or franchise, where the failure to so preserve, renew and keep in full force and effect does not constitute a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.04. Compliance with Contractual Obligations. The Company will, and will cause each of its Consolidated Subsidiaries to comply with all its Contractual Obligations except to the extent that failure to comply therewith does not, in the aggregate, constitute a Material Adverse Effect.

          SECTION 5.05. Insurance. The Company will, and will cause each of its Consolidated Subsidiaries to, maintain in full force and effect such policies of insurance in such amounts issued by insurers of recognized responsibility covering the properties and operations of the Company and its Consolidated Subsidiaries as is customarily maintained by corporations engaged in the same or similar business in the localities where the properties and operations are located, including but not limited to insurance in connection with the disposal, handling, storage, transportation or generation of hazardous materials;
provided, however, that nothing shall prevent the Company or any of its Consolidated Subsidiaries from effecting workers' compensation or similar insurance in respect of operations in any state or other jurisdiction through an insurance fund operated by such state or jurisdiction or from maintaining a system or systems of self-insurance covering its properties or operations as provided above to the extent that such self-insurance is customarily effected by corporations engaged in the same or similar businesses similarly situated and is otherwise prudent in the circumstances.

          SECTION 5.06. Compliance with Laws. The Company will, and will cause each of its Consolidated Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, does not constitute a Material Adverse Effect.

          SECTION 5.07. Use of Proceeds. The proceeds of the Loans will be applied by the Company:

          (a) to repay amounts outstanding under the Existing Credit Agreement and to refinance amounts outstanding from time to time under the Company's commercial paper program;

          (b) for financing of the Offer and the purchase of the Shares pursuant to the Compulsory Acquisition;

          (c) to meet part of the working capital and general corporate requirements of the Company and its Subsidiaries; and

          (d) to pay fees, expenses and transaction costs in connection with the Acquisition.

No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X of the Board as in effect from time to time.

          SECTION 5.08. Offer.

          (a) Promptly upon the occurrence of any lapse or withdrawal of the Offer or the end of the Certain Funds Period or the date the Offer is declared unconditional as to acceptances or wholly unconditional or finally closed in accordance with the City Code, the Company will give notice to the Administrative Agent (who shall notify the Lenders) that the same has occurred.

          (b) Promptly upon satisfaction of the condition specified in Section 429 (1) or (2) of Companies Act for giving a notice under that Section in respect of any Shares and the Offer becoming or being declared unconditional in all respects, the Company shall (a) implement the procedures set out in Section 429 et seq. of the Companies Act to acquire any outstanding Shares and (b) use all commercially reasonable endeavors to acquire 100 per cent of the Shares as promptly as practicable.

          (c) The Company covenants and agrees that without the prior written agreement of the Syndication Agent and the Administrative Agent the Company will not (i) issue or cause to be issued (or permit any other Affiliate of the Company to issue) any press release or other written public statement, the relevant portion of the text of which has not been previously approved by the Syndication Agent and the Administrative Agent (which such approval shall not be unreasonably withheld or delayed), which makes reference to this Agreement or to some or all of the Lenders in relation to this Agreement unless the public statement is required by applicable law, the City Code or any stock exchange or is in connection with any judicial proceeding concerning this Agreement (in which case the Company shall notify the Syndication Agent and the Administrative Agent and the Lenders as soon as practicable upon becoming aware that the public statement is required) (provided that the Syndication Agent, the Administrative Agent and the Lenders acknowledge that, pursuant to the City Code, (X) a summary of the principal terms of this Agreement will be disclosed in the Offer Document, and (Y) this Agreement will be available for public inspection while the Offer remains open for acceptance) or (ii) take or permit to be taken any step as a result of which the cash portion of the offer price stated in the Offer Document is, or may be required to be, increased beyond the level agreed between the Company, the Syndication Agent and the Administrative Agent from time to time.

          (d) The Company covenants and agrees that, in respect of the Offer, it will comply with the City Code (subject to any applicable waivers by the Panel), the Financial Services Act 1986, the Companies Act and all other applicable laws relevant to the Offer in all material respects.

          (e) Unless to do so would be a breach of any other  provision  of this
Section 5.08, the Company covenants and agrees that it will from time to time keep the Syndication Agent and the Administrative Agent informed as to the status and progress of the Offer and, in particular, will from time to time upon request give to the Syndication Agent and the Administrative Agent reasonable details as to the current level of acceptances of the Offer and such other matters relevant to the Offer as the Syndication Agent and the Administrative Agent may reasonably request.

          (f) The Company covenants and agrees, in any event, to give notice to lapse the Offer in the event that 120 days after Announcement Date the Offer has not been declared wholly unconditional as to acceptances, unless the Required Lenders agree in their absolute discretion to extend such period.

          (g) The Company covenants and agrees to procure that, as soon as legally and practically possible after the date the Offer becomes or is declared unconditional in all respects the Target shall be removed from the Official List of the London Stock Exchange Limited and re-registered as a private company.

          SECTION 5.09. Financial Assistance. The Company shall use its best efforts after the consummation of the Acquisition to cause Target and its Subsidiaries to comply with Section 151 et seq. of the Companies Act, including by following the Whitewash Procedure in order to facilitate the transfer of available cash from Target and its Subsidiaries to the Company.

                                   ARTICLE VI.

                               Negative Covenants

          The Company covenants and agrees with the Lenders that until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder by the Company have been paid in full:

          SECTION 6.01. Financial Covenant. The Company shall not permit the Company Capitalization Ratio to exceed 62.5%.

          SECTION 6.02. Liens. The Company will not, and will not permit any of its Consolidated Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Permitted Encumbrances;

          (b) any Lien on any property or asset of the Company or any of its Consolidated Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any of its Consolidated Subsidiaries and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any of its Consolidated Subsidiaries or existing on any property or asset of any Person that becomes a Consolidated Subsidiary after the date hereof prior to the time such Person becomes a Consolidated Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Consolidated Subsidiary, (ii) such Lien shall not apply to any other property or assets of the Company or any of its Consolidated Subsidiaries and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Consolidated Subsidiary, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) Liens securing or consisting of Debt of the Company and its Consolidated Subsidiaries incurred to finance the acquisition of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with such acquisition, (ii) such Liens securing such Debt do not at any time encumber any property other than the property financed by such Debt and (iii) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such assets (in the case of a purchase) or fair value of such property at the time it was acquired (in all other cases);

          (e) Liens to secure Debt of the Company and its Consolidated Subsidiaries not otherwise permitted by this Section 6.02, to the extent that the aggregate Debt secured thereby does not exceed 15% of the Consolidated Net Tangible Assets of the Company and its Consolidated Subsidiaries;

          (f) Liens on assets of any Consolidated Subsidiary of the Company securing indebtedness owed to the Company or any other Consolidated Subsidiary of the Company.

          SECTION 6.03. Fundamental Changes. (a) The Company will not consolidate with or merge into any other Person, or permit any Person to merge or consolidate into it, or make any sale or other disposition of all or substantially all of its assets to, or acquire substantially all of the assets of, any other Person, or liquidate or dissolve unless:

          (i) the survivor of any such merger or consolidation or the purchaser or acquiror of such assets shall be a corporation incorporated under the laws of one of the States of the United States and not more than 25% of the voting stock (assuming the conversion of all convertible securities and exercise of all options, rights or warrants) of such survivor or such purchaser shall be owned by such other Person or its owners and shareholders;

          (ii) such survivor or such purchaser (if not the Company) shall expressly assume the obligations of the Company under this Agreement pursuant to documentation in form and substance satisfactory to the Administrative Agent; and

          (iii) at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing and the Company shall have furnished the Administrative Agent with evidence of compliance with the provisions of this Section 6.03.

          (b) The Company will not, and will not permit any of its Consolidated Subsidiaries to, engage to any material extent in any business other than energy-related businesses.

          SECTION 6.04. Restrictive Agreements. The Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Significant Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company.

          SECTION 6.05. Future Subsidiary Guaranties. The Company will not permit any Subsidiary to Guaranty any other Debt of the Company unless such Subsidiary simultaneously executes a guaranty agreement in a form and substance reasonably satisfactory to the Administrative Agent for the Guaranty of the payment of the obligations hereunder; provided, however, that the Company shall not be obligated to provide any such Guaranty if the provision of such Guaranty would result in an adverse Tax consequence to the Company or its Subsidiaries.

          SECTION 6.06. Company Subsidiary Debt Ratio. The Company shall not permit the Company Subsidiary Debt Ratio to exceed 3.50%.

          SECTION 6.07. Existing Credit Agreement. During the period from the Announcement Date through the Closing Date, the Company shall not borrow any amount either individually or in the aggregate under the Existing Credit Agreement that exceeds the the difference between the aggregate Commitments hereunder plus the aggregate commitments under the Facility B Credit Agreement less, an amount equal to the sum of (i) the Certain Funds Committed Amount and
(ii) the Facility B Certain Funds Committed Amount.

                                  ARTICLE VII.

                                Events of Default

          If any of the following events ("Events of Default") shall occur:

          (a) the Company shall be in default in the payment when due of any principal of any Loan on the maturity date thereof;

          (b) the Company shall be in default for five days in the payment when due of any interest on any Loan or any other amount (other than principal) due hereunder;

          (c) any representation or warranty made or deemed made by the Company in Article III or in any certificate of the Company furnished to the Syndication Agent and the Administrative Agent or any Lender hereunder shall prove to have been incorrect, when made or deemed made, in any material respect; provided, however, that no such representation or warranty contained in Section 3.04 or
3.05 shall be deemed to have been incorrect when made by the Company by reason of any facts or circumstances disclosed in any financial statements or reports furnished under Section 5.01 and received by the Lenders not later than 45 days prior to, or otherwise specifically disclosed in writing to the Lenders at least 15 days prior to, the date such representation and warranty is made or deemed to be made in connection with the entering into of this Agreement or in connection with the making of a Loan to the Company or the occasion of any Borrowing as contemplated in Section 4.02;

          (d) the Company shall be in default in the performance of (i) the covenants contained in Sections 5.07, 5.08, 6.02, 6.03, 6.04, 6.05, 6.06
(except, during the Certain Funds Period, to the extent that such default of Section 6.06 is a result of Debt of Target and its Subsidiaries) and 6.07 for five consecutive days after such default shall have become known to the Company,
(ii) the covenant contained in Sections 6.01 for five consecutive days after such default shall have become known to the Company, or (iii) any other covenant, condition or agreement contained in this Agreement for 30 consecutive days after such default shall have become known to the Company;

          (e) any obligation of the Company in respect of any Material Indebtedness now or hereafter outstanding shall become due by its terms whether by acceleration or otherwise and shall not be paid, extended or refunded or any default or event of default shall occur in respect of any such obligation and shall continue for a period of time sufficient to cause or permit the acceleration of maturity thereof, or the Company shall fail to pay any Swap Payment Obligation of the Company in excess of $10,000,000 when due and payable (whether by acceleration or otherwise), unless the Company is contesting such Swap Payment Obligation in good faith by appropriate proceedings and has set aside appropriate reserves relating thereto in accordance with GAAP; provided that in the case of any guaranties, endorsements and other contingent obligations in respect of any such obligation for borrowed money of an entity other than the Company (all of the foregoing being herein called "Accommodation Guaranty Indebtedness"), a default with respect to any evidence of Accommodation Guaranty Indebtedness of the Company or under any agreement under which any such evidence of Accommodation Guaranty Indebtedness may be outstanding shall constitute an Event of Default hereunder only if there shall have been a default in the performance by the Company of its obligations with respect to such Accommodation Guaranty Indebtedness and such default shall continue for more than 30 days after a holder or beneficiary of such Accommodation Guaranty Indebtedness shall have demanded the performance of such obligation;

          (f) final judgment for the payment of money in excess of $10,000,000 shall be rendered against the Company and the same shall remain undischarged for a period of 60 days during which the judgment shall not be on appeal or execution thereof shall not be effectively stayed;

          (g) Company or any of its Significant Subsidiaries (or prior to completion of the Acquisition, the Target or any Significant Subsidiary of the Target) shall (i) apply for or consent to the appointment of a receiver, trustee, administrator or liquidator of itself or of all or a substantial part of its assets, (ii) be unable, or admit in writing its inability or failure, to pay its debts generally, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence any case, proceeding or other action under any existing or future law relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or an arrangement with creditors or taking advantage of any insolvency law or proceeding for the relief of debtors, or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

          (h) any case, proceeding or other action shall be instituted in any court of competent jurisdiction, against Company or any of its Significant Subsidiaries (or prior to completion of the Acquisition the Target or any Significant Subsidiary of the Target), seeking in respect of such Company or any of its Significant Subsidiaries (or prior to completion of the Acquisition the Target or any Significant Subsidiary of the Target) adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, administration, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, administrator, liquidator or the like of such Company or any of its Significant Subsidiaries (or prior to completion of the Acquisition the Target or any Significant Subsidiary of the Target) or of all or any substantial part of its assets, or other like relief in respect of such Company or any of its Significant Subsidiaries (or prior to completion of the Acquisition the Target or any Significant Subsidiary of the Target) under any bankruptcy or insolvency law and such case, proceeding or other action results in an entry of an order for relief or any such adjudication or appointment or if such case, proceeding or other action is being contested by such Company or any of its Significant Subsidiaries (or prior to completion of the Acquisition the Target or any Significant Subsidiary of the Target) in good faith, the same shall continue undismissed, or unstayed and in effect, for any period of 60 consecutive days; or

          (i) at any time subsequent to December 31, 1999 and prior to the Maturity Date, Continuing Directors shall fail to constitute at least a majority of the Board of Directors of the Company; for the foregoing purpose, the term "Continuing Directors" means those persons who were directors of the Company on December 31, 1999 and any person whose election or nomination for election as a director of the Company at any time subsequent thereto was approved by at least a majority of the persons who were then Continuing Directors;

then, and in every such event (other than an event described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of any of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, that notwithstanding any other provision of the Loan Documents, during the Certain Funds Period, the Administrative Agent and the Lenders (or any of them or any other party) shall not be entitled to (i) terminate or reduce the Commitments below the sum of the Certain Funds Committed Amount, (ii) rescind this Agreement or exercise any right of set off or counterclaim in respect of Offer Borrowings only nor (iii) declare the Loans due and payable (or due and payable on demand) or accelerate any principal amounts outstanding hereunder howsoever described, in whole or in part arising on the basis of an Event of Default unless an Event of Default described in subsection (a), (b), (d)(i), (g) or (h) in respect of the Company or (in so far as it relates to a breach of any of Sections 3.02, 3.03, 3.08 or 3.09) subsection (c) in respect of the Company shall have occurred and be continuing.

          Notwithstanding anything to the contrary in the preceding paragraph, during the Clean-up Period, neither the Administrative Agent nor any Lender may
(i) terminate or reduce the Commitments, (ii) rescind this Agreement or exercise any right of set off or counterclaim in respect of Borrowings hereunder or (iii) declare the Loans to be due and payable (or due and payable on demand) or accelerate any principal amounts outstanding hereunder, howsoever described, as a result solely of one or more Defaults or Events of Defaults described in paragraphs (c), (d) or (e) of this Article VII; provided that the event or circumstance giving rise to such Default or Event of Default, (i) directly relates to Target or any of its Subsidiaries (or any of their businesses, assets or liabilities), (ii) is capable of being cured or remedied during the Clean-up Period and (iii) arose prior to the Closing Date; provided, further, that the Administrative Agent and the Lenders shall be entitled to exercise any and all rights and remedies granted to them hereunder and under the Loan Documents with respect to an occurrence or continuation of any such Default or Event of Default after the expiration of the Clean-up Period. It is understood and agreed that no Event of Default will be deemed to have occurred by reason of (i) a breach of
Section 6.01 or 6.02(e) resulting solely from a change in GAAP after the Effective Date or (ii) a breach of any of the provisions of this Agreement resulting solely from a change in the reporting requirements of the SEC.

          It is understood and agreed that, as soon as the Certain Funds Period ends, all the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available even though they have not been exercised or available during the Certain Funds Period.

                                  ARTICLE VIII.

                            The Administrative Agent

          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any of its Subsidiaries thereof or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or all the Lenders to the extent required by Section 9.02 or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or
(v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint one of the Lenders a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and in consultation with the Company, appoint one of the Lenders as a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          The Syndication Agent shall not have any duties or responsibilities hereunder in its capacity as such (except as expressly set forth herein) and shall be entitled to the same rights and privileges afforded to the Administrative Agent, in its capacity as such under Article VIII.

                                   ARTICLE IX.

                                  Miscellaneous

          SECTION 9.1. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Company, to Amerada Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036, Attention of Treasurer (Telecopy No. (212) 536-8617);

          (b) if to the Syndication Agent, to Goldman Sachs Credit Partners L.P., 85 Broad Street, New York, New York 10004, Attention of Stephen King (Telecopy No. (212) 357-0932), with a copy to Barbara Aaron (Telecopy No. (212) 357-4597).

          (c) if to the Administrative Agent, to The Chase Manhattan Bank, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of LuAnn DeStefano (Telecopy No. (212) 552-5777).

          (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers: Amendments. (a) No failure or delay by the Syndication Agent and the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Syndication Agent and the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees or any other amount payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

          SECTION 9.03. Expenses; Indemnity: Damage Waiver. (a) The Company agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Syndication Agent and the Administrative Agent and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Syndication Agent and the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the Prior Facility A Credit Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Syndication Agent and the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Syndication Agent and the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

          (b) The Company agrees to indemnify the Syndication Agent and the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements, of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement and the Prior Facility A Credit Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby or the Offer or any Indemnitee financing or agreeing to finance any acquisition of any Shares by or on behalf of the Company, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or from a breach of this Agreement by such Indemnitee.

          (c) To the extent that the Company fails to pay any amount required to be paid by it to the Syndication Agent and the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Syndication Agent and the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Syndication Agent and the Administrative Agent in their capacity as such.

          (d) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Syndication Agent and the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Company (except, upon the occurrence and during the continuance of an Event of Default, the consent of the Company shall not be required) and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall each not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together (except in the case of an assignment by a Lender to one of its Affiliates or an assignment as a result of any of the events contemplated by Section 2.17) with a processing and recordation fee of $500 in the case of assignments made by or to Syndication Agent and $2,000 in the case of all other assignments, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default under clause (g) or (h) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of any of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participations sold to such Participant, unless the sale of the participations to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Company is notified of the participations sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.15(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

          SECTION 9.05. Margin Stock. Notwithstanding any other provision of this Agreement, Section 6.02 will not be applicable to Margin Stock held by the Company and/or any Subsidiary, and clause (e) of Article VII shall not be applicable to any acceleration, default or event of default under any other obligation of the Company, to the extent in each case required to avoid the Loans being deemed to be "indirectly secured" by Margin Stock for the purposes of Regulation U of the Board.

          SECTION 9.06. Survival. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Syndication Agent and the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.07. Counterparts: Integration: Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Syndication Agent and the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Syndication Agent and the Administrative Agent and when the Syndication Agent and the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.08. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.10. Governing Law; Jurisdiction; Consent to Service of Process; Process Agent; Waiver of Immunity. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

          (c) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) The Company irrevocably consents to service of process in the manner provided for notices to the Company in Section 9.01 and each other party to this Agreement irrevocably consents to service of process in the manner provided for notices to it in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.13. Confidentiality. Each of the Syndication Agent and the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Syndication Agent and the Administrative Agent or any Lender on a non-confidential basis from a source other than the Company. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Syndication Agent and the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.14. Amendment & Restatement. Upon the Amended and Restated Effective Date, this Agreement shall amend and restate and replace in its entirety the Prior Facility A Credit Agreement.

                  [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



COMPANY:                                   AMERADA HESS CORPORATION


                                           By:__________________________
                                              Name:
                                              Title:

SOLE SYNDICATION AGENT,
JOINT BOOK RUNNER, JOINT
LEAD ARRANGER AND
A LENDER:                                  GOLDMAN SACHS CREDIT PARTNERS L.P.,




                                           By:__________________________
                                              Name:
                                              Title:

JOINT BOOK RUNNER AND JOINT
LEAD ARRANGER                              CHASE SECURITIES INC.




                                           By:__________________________
                                              Name:
                                              Title:

ADMINISTRATIVE AGENT
AND A LENDER                               THE CHASE MANHATTAN BANK




                                           By:__________________________
                                              Name:
                                              Title:

                                                                   SCHEDULE 2.01
                                                             TO CREDIT AGREEMENT

                                   Commitments



Lender                                                         Commitment
Goldman Sachs Credit Partners L.P.                             $500,000,000
The Chase Manhattan Bank                                       $500,000,000

         Total                                               $1,000,000,000
                                                             ==============

                                                                SCHEDULE 3.10(a)
                                                         TO AMENDED AND RESTATED
                                                                CREDIT AGREEMENT



                                 Scheduled Debt

                                                                SCHEDULE 3.10(b)
                                                         TO AMENDED AND RESTATED
                                                                CREDIT AGREEMENT



                             Scheduled Target Liens

                                                                   SCHEDULE 6.02
                                                         TO AMENDED AND RESTATED
                                                                CREDIT AGREEMENT





                                 Existing Liens

                                                                       EXHIBIT A
                                                         TO AMENDED AND RESTATED
                                                                CREDIT AGREEMENT





                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Amended and Restated Credit Agreement, dated as of November 14, 2000, among Amerada Hess Corporation (the "Company"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Goldman Sachs Credit Partners L.P., as Joint Book Runner, Joint Lead Arranger and sole Syndication Agent, Chase Securities Inc., as Joint Book Runner and Joint Lead Arranger and The Chase Manhattan Bank, as Administrative Agent (the "Credit Agreement"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The Assignor identified on Schedule 1 hereto (the "Assignor") and the Assignee identified on Schedule 1 hereto (the "Assignee") agree as follows:

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest set forth on Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those revolving credit facility contained in the Credit Agreement (the "Assigned Facility") in a principal amount and/or commitment amount for the Assigned Facility as set forth on Schedule 1 hereto.

          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries, any other obligor or the performance or observance by the Company, any of its Subsidiaries, any other obligor of any of their respective obligations under the Credit Agreement or any document executed in connection therewith or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facility and (i) requests that the Administrative Agent, upon request by the Assignee, exchange any attached Notes for a new Note payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange any attached Notes for a new Note payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Sections 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.15 of the Credit Agreement.

          4. The effective date of this Assignment and Acceptance shall be the date set forth on Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by them and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the

Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other documents executed in connection therewith and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                                                      SCHEDULE 1

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:



    Principal/Commitment               Commitment Percentage
      Amount Assigned                         Assigned
--------------------------             ---------------------

       $----------                         $----------





[NAME OF ASSIGNEE]                                   [NAME OF ASSIGNOR]



By:_________________________                         By:______________________
      Title:                                                        Title:




Accepted:                                            :

THE CHASE MANHATTAN BANK,
  as Administrative Agent



By:__________________________
      Title:



Consented to By:

AMERADA HESS CORPORATION



By:__________________________
      Title:





By:__________________________

      Title:

                                                                       EXHIBIT B
                                                         TO AMENDED AND RESTATED
                                                                CREDIT AGREEMENT




                             FORM OF NON-NEGOTIABLE
                               REVOLVING LOAN NOTE




U.S.$___________

                                                              New York, New York
                                                              _________ __, 2000


          FOR VALUE RECEIVED, the undersigned, AMERADA HESS CORPORATION, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of__________ (the "Lender") on the dates and in the manner set forth in Sections 2.08 and 2.16 of the Credit Agreement (as defined below) referred to below at the office of the Administrative Agent set forth in Section 2.16 of the Credit Agreement in immediately available funds, on the Maturity Date (as defined in the Credit Agreement) the principal amount of (a) _________ U.S. DOLLARS (U.S.$_____), or (b) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to subsection 2.03 of such Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.11 of such Credit Agreement.

          The holder of this Note is authorized to record on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Loan made by the Lender pursuant to such Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and the applicable Adjusted LIBO Rate with respect thereto. Each such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower under such Credit Agreement or this Note.

          This Note (a) is one of the Notes referred to in the Amended and Restated Credit Agreement, dated as of November 14, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, Goldman Sachs Credit Partners L.P., as Joint Book Runner, Joint Lead Arranger and sole Syndication Agent, Chase Securities Inc., as Joint Book Runner and Joint Lead Arranger and The Chase Manhattan Bank, as Administrative Agent (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

          Upon the occurrence of any one or more Events of Default as specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                              AMERADA HESS CORPORATION



                                              By:_____________________________
                                                 Title:

                                                                      Schedule A
                                                                         to Note



                    ABR LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS





------------------------------------------------------------------------------------------------------
                                                                            Unpaid
                                             Amount of     Amount of       Principal
                                Amount       Principal of  ABR Loans       Balance of
                Amount of     Converted to   ABR Loans     Converted to    ABR Loans    Notation
Date            ABR Loans     ABR Loans      Repaid        Eurodollar       Loans       Made By
------------------------------------------------------------------------------------------------------


                                                                      Schedule B
                                                                         to Note



EURODOLLAR LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS





------------------------------------------------------------------------------------------------------------
                                         Interest
                                         Period and                   Amount of     Unpaid
                          Amount         Eurodollar    Amount of      Eurodollar    Principal
          Amount of       Converted to   Rate with     Principal of   Loans         Balance of
          Eurodollar      Eurodollar     Respect       Eurodollar     Converted to  Eurodollar     Notation
Date      Loans           Loans          Thereto       Loans Repaid   ABR Loans     Loans          Made By
------------------------------------------------------------------------------------------------------------


                                                                     EXHIBIT C-1
                                                         TO AMENDED AND RESTATED
                                                                CREDIT AGREEMENT


                        FORM OF WHITE & CASE LLP OPINION

                                     [TO COME]

                                                                     EXHIBIT C-2
                                                         TO AMENDED AND RESTATED
                                                                CREDIT AGREEMENT



AMERADA HESS CORPORATION
1185 Avenue of the Americas
New York, New York 10036


J. BARCLAY COLLINS, II
Executive Vice President
  and General Counsel
(212) 536-8577
FAX:  (212) 536-8339

                                                               November 14, 2000

Goldman Sachs Credit Partners L.P.,
as Joint Lead Arranger, Joint Book Runner and
Sole Syndication Agent
85 Broad Street
New York, NY  10004

Chase Securities Inc.,
as Joint Lead Arranger and Joint Book Runner
270 Park Avenue
New York, New York 10017

The Chase Manhattan Bank
as Administrative Agent
270 Park Avenue
New York, New York 10017

The Lenders party to the
   Credit Agreements referred to below from time to time

Ladies and Gentlemen:

          I am the general counsel to Amerada Hess Corporation, a Delaware corporation (the "Company"), and have acted as such in connection with the preparation, execution and delivery of (i) the Amended and Restated Credit Agreement, dated as of November 14, 2000 (the "Facility A Credit Agreement"), among the Company, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Goldman Sachs Credit Partners L.P., as joint book runner, joint lead arranger and sole syndication agent (in such capacity, the "Syndication Agent"), Chase Securities Inc., as joint book runner and joint lead arranger and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent) and (ii) the Amended and Restated Credit Agreement, dated as of November 6, 2000 (the "Facility B Credit Agreement" and together with the Facility A Credit Agreement, the "Credit Agreements"), among the Company, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Goldman Sachs Credit Partners L.P., as joint book runner, joint lead arranger and sole syndication agent (in such capacity, the "Syndication Agent"), Chase Securities Inc., as joint book runner and joint lead arranger and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent).

          The opinions  expressed below are furnished to you pursuant to Section
4.01. A of the Credit Agreements. Unless otherwise defined herein, terms defined in the Credit Agreements and used herein shall have the meanings given to them in the Credit Agreements.

          In arriving at the opinions expressed below, I have examined the following documents:

          (a) the Credit Agreements and the Notes signed by the Company (the Credit Agreements and such Notes being hereinafter referred to collectively as the "Transaction Documents"); and

          (b) such corporate documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other Persons as I have deemed necessary or appropriate for the purpose of the opinion.

          In arriving at the opinions expressed below, I have made such investigations of law as I have deemed appropriate as a basis for such opinions.

          In rendering the opinions expressed below, I have (a) relied as to certain matters of fact on certificates of the officers of the Company, (b) assumed, with your permission, without independent investigation or inquiry, (i) the authenticity of all documents submitted as originals, (ii) the genuineness of all signatures on all documents that I have examined (other than those of the Company and officers of the Company) and (iii) the conformity to authentic originals of documents submitted as certified, conformed or photostatic copies.

          When the opinions expressed below are stated "to the best of my knowledge," I have made reasonable and diligent investigation of the subject matters of such opinions and have no reason to believe that there exist any facts or other information that would render such opinions incomplete or incorrect.

          Based upon and subject to the foregoing, I am of the opinion that:

          1. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

          2. The Company has the corporate power and authority to own, lease and operate its properties and to conduct the business in which it is currently engaged and is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing or appropriately qualified in each jurisdiction where its ownership, leasing, or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to have such power and authority and the failure to be so qualified and in good standing does not, in the aggregate, constitute a Material Adverse Effect.

          3. The Company has the corporate power and authority to make, deliver and perform its obligations under each Transaction Document and to borrow under the Credit Agreements. The Company has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Credit Agreements and the other Transaction Documents, and to authorize the execution, delivery and performance of the Credit Agreements and each other Transaction Document. No consent or authorization of, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with (i) the borrowings by the Company under the Credit Agreements or
(ii) the execution, delivery and performance by the Company, or the validity or enforceability against the Company, of each Transaction Document.

          4. Each Transaction Document has been duly executed and delivered on behalf of the Company. Each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          5. The execution and delivery of each Transaction Document by the Company, the performance by the Company of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Company with any of the provisions thereof, the borrowings by the Company under the Credit Agreements and the use of proceeds thereof, all as provided therein,
(a) will not violate (i) any requirement of law or any regulation or order of any Governmental Authority applicable to the Company or (ii) any Contractual Obligation of the Company or any of its Subsidiaries and (b) will not result in, or require, the creation or imposition of any Lien on any of its or their respective assets or properties pursuant to any such requirement of law (or regulation or order) or Contractual Obligation.

          6. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of my knowledge, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Agreements or any of the other Transaction Documents or (b) which would constitute a Material Adverse Effect.

          7. To the best of my knowledge, neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligations in any respect which would constitute a Material Adverse Effect.

          8. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

          The opinions set forth in the second sentence of paragraph 4 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality and reasonableness and an implied covenant of good faith and fair dealing.

          I am a member of the bar of the State of New York and the opinions expressed herein are based upon and are limited to the laws of such state, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

          This opinion has been rendered solely for your benefit and for the benefit of your permitted assignees pursuant to Section 9.04 of the Credit Agreements in connection with the Credit Agreements and the other Transaction Documents and the transactions contemplated thereby and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without my prior written consent; provided, however, that this opinion may be delivered to your regulators, accountants, attorneys and other professional advisers and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion.

                                                     Very truly yours,


                                                     J. Barclay Collins